UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2019

General Electric Company
(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Farnsworth Street, Boston, MA		02210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 443-3000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
On March 14, 2019, General Electric Company (“GE”) released information about the cash flows of its industrial business segments and corporate items and eliminations for the year ended December 31, 2018 on its investor relations website at www.ge.com/investor. A copy of this release is attached as Exhibit 99 and incorporated by reference herein.

The information provided pursuant to this Item 2.02, including Exhibit 99, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being furnished as part of this report:

Exhibit No.	Description
99	Cash flows information for year ended December 31, 2018 released on GE’s website on March 14, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: March 14, 2019	/s/ Thomas S. Timko
Thomas S. Timko Vice President, Chief Accounting Officer and Controller Principal Accounting Officer

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